Exhibit 21

SUBSIDIARIES AND ASSOCIATED TRADE NAMES

	COMPANY NAME	JURISDICTION OF INCORPORATION
1.	A. T. Massey Coal Company, Inc. a) d/b/a Massey Coal Export Company	Virginia
2.	Alex Energy, Inc. (5) a) d/b/a Edwight Mining Company b) d/b/a Intrepid Mining Company c) d/b/a North Surface Mine d) d/b/a Superior Surface Mine	West Virginia
3.	Alliance Coal Corporation (29)	Virginia
4.	Aracoma Coal Company, Inc. (2)	West Virginia
5.	Bandmill Coal Corporation (2)	West Virginia
6.	Bandytown Coal Company (7)	West Virginia
7.	Barnabus Land Company (8)	West Virginia
8.	Belfry Coal Corporation (13)	West Virginia
9.	Ben Creek Coal Company (8)	West Virginia
10.	Big Bear Mining Company (2) a) d/b/a Lynco Mining Company	West Virginia
11.	Big Laurel Mining Corporation (29)	Virginia
12.	Black King Mine Development Co. (2)	West Virginia
13.	Black Mountain Resources LLC (1)	Virginia
14.	Bluff Spur Coal Corporation (29)	Virginia
15.	Boone East Development Co. (6)	West Virginia
16.	Boone Energy Company (2)	West Virginia
17.	Boone West Development Co. (6)	West Virginia
18.	Bull Mountain Mining Corporation (29)	Virginia
19.	Cave Spur Coal LLC (30)	Virginia
20.	Central Penn Energy Company, Inc. (6)	Pennsylvania
21.	Central West Virginia Energy Company (6)	West Virginia
22.	Ceres Land Company (6)	West Virginia
23	Clear Fork Coal Company (7)	West Virginia
24.	Cloverlick Coal Company LLC (30)	Virginia
25.	Cloverlick Management LLC (31)	Virginia
26.	Coal Handling Solutions, LLC (3)(18) (<100%)	Delaware
27.	CoalSolv, LLC (25) (<100%)	Virginia
28.	Covington Handling, LLC (27) (<100%)	Delaware
29.	Crystal Fuels Company (12)	West Virginia
30.	Cumberland Equipment Corporation (29)	Virginia
31.	Cumberland Resources Corporation (1)	Virginia
32.	Dehue Coal Company (7)	West Virginia
33.	Delbarton Mining Company (2)	West Virginia
34.	Demeter Land Company (6)	West Virginia
35.	Dorchester Associates LLC (31)	Virginia
36.	Dorchester Enterprises, Incorporated (29)	Virginia
37.	Douglas Pocahontas Coal Corporation (6)	West Virginia

38.	DRIH Corporation (4)	Delaware
39.	Duchess Coal Company (7)	West Virginia
40.	Eagle Energy, Inc. (7)	West Virginia
41.	Elk Run Coal Company, Inc. (1) a) d/b/a Black Castle Mining Company b) d/b/a Homer III Processing Company c) d/b/a Republic Energy	West Virginia
42.	En Route LLC (34)	Virginia
43.	Exeter Coal Corporation (32)	Virginia
44.	Foglesong Energy Company (2)	West Virginia
45.	Goals Coal Company (9)	West Virginia
46.	Gray Hawk Insurance Company (1)	Kentucky
47.	Green Valley Coal Company (2) a) d/b/a PP&M Company	West Virginia
48.	Greyeagle Coal Company (4)	Kentucky
49.	Guest Mountain Mining Corporation (29)	Virginia
50.	Haden Farms, Inc. (6)	Virginia
51.	Hanna Land Company, LLC (10)(1)	Kentucky
52.	Harlan Reclamation Services LLC (31)	Virginia
53.	Hazy Ridge Coal Company (2)	West Virginia
54.	High Splint Coal LLC (30)	Virginia
55.	Highland Mining Company (2)	West Virginia
56.	Hopkins Creek Coal Company (7)	Kentucky
57.	Independence Coal Company, Inc. (2) a) d/b/a Anna Branch Mining Company b) d/b/a Endurance Mining Company c) d/b/a Progress Coal Company	West Virginia
58.	Jacks Branch Coal Company (8)	West Virginia
59.	Joboner Coal Company (2)	Kentucky
60.	JST Land Company (1)	Virginia
61.	JST Mining Company (33)	Virginia
62.	JST Resources LLC (31)	Virginia
63.	Kanawha Energy Company (2)	West Virginia
64.	Kingsport Handling LLC (26) (<100%)	Delaware
65.	Kingsport Services LLC (21) (<100%)	Delaware
66.	Knox Creek Coal Corporation (3) a) d/b/a Certified Coal & Coke Company	Virginia
67.	Lauren Land Company (6)	Kentucky
68.	Laxare, Inc. (16)	West Virginia
69.	Logan County Mine Services, Inc. (4)	West Virginia
70.	Long Fork Coal Company (1)	Kentucky
71.	Lynn Branch Coal Company, Inc. (8)	West Virginia
72.	Maggard Branch Coal LLC (31)	Virginia
73	Majestic Mining, Inc. (17)	Texas
74.	Marfork Coal Company, Inc. (2) a) d/b/a Mining Support Group b) d/b/a Processing Maintenance Group	West Virginia
75.	Martin County Coal Corporation (1) a) d/b/a Coal Handling Facility, Inc.	Kentucky

76.	Massey Coal Sales Company, Inc. (1) a) d/b/a Massey Industrial Sales Company b) d/b/a Massey Metallurgical Coal, Inc. c) d/b/a Massey Utility Sales Company	Virginia
77.	Massey Coal Services, Inc. (6) a) d/b/a New River Well Services	West Virginia
78.	Massey European Sales, Inc. (6)	Virginia
79.	Massey Gas & Oil Company (6)	Louisiana
80.	Maysville Handling, LLC (27)	Delaware
81.	Meadow Branch Coal LLC (29)	Virginia
82.	Meadow Branch Mining Corporation (29)	Virginia
83.	Mill Branch Coal Corporation (32)	Virginia
84.	Mountain Management, Incorporated (29)	Virginia
85.	Mountaineer Capital, L.P. (2) (<100%)	West Virginia
86.	Mountaineer Capital II, LP (2) (<100%)	West Virginia
87.	New Market Land Company (6)	West Virginia
88.	New Ridge Mining Company (4) a) d/b/a Coalgood Energy Company	Kentucky
89.	New River Energy Corporation (6)	West Virginia
90.	NICCO Corporation (19)	West Virginia
91.	Nicholas Energy Company (2)	West Virginia
92.	Nine Mile Spur LLC (31)	Virginia
93.	North Fork Coal Corporation (29)	Virginia
94.	Omar Mining Company (2)	West Virginia
95.	Osaka Mining Corporation (29)	Virginia
96.	Panther Mining LLC (30)	Virginia
97.	Peerless Eagle Coal Co. (2)	West Virginia
98.	Performance Coal Company (2) a) d/b/a Upper Big Branch Mining Company	West Virginia
99.	Peter Cave Mining Company (8)	Kentucky
100.	Pigeon Creek Processing Corporation (29)	Virginia
101.	Pilgrim Mining Company, Inc. (3)	Kentucky
102.	Powell River Resources Corporation (1)	Virginia
103.	Power Mountain Coal Company (5)	West Virginia
104.	Raven Resources, Inc. (16)	Florida
105.
Rawl Sales & Processing, Co.(2)
a) d/b/a Allburn Coal Company
b) d/b/a Big Bottom Coal Company
c) d/b/a Bluesprings Coal Company
d d/b/a Lobata Coal Company
e) d/b/a Magnolia Coal Company
f) d/b/a Maxann Coal Corp.
g) d/b/a P. M. Charles Coal Co.
h) d/b/a Pikco Mining Company
i) d/b/a Pond Creek Mining Co.
j) d/b/a Rocky Hollow Coal Co.
k) d/b/a Sprouse Creek Processing Company
l) d/b/a Sycamore Mining Co.
m) d/b/a Tall Timber Coal Company
West Virginia

106.	Resource Development LLC (33) a) d/b/a Harlan Resources LLC	Virginia Kentucky
107.	Resource Land Company LLC (31)	Virginia
108.
Road Fork Development Company, Inc. (2)
a) d/b/a Burnwell Energy Company
b) d/b/a Calloway Mining Company
c) d/b/a Extra Energy Company
d) d/b/a Long Pole Energy
e) d/b/a Love Branch South
f) d/b/a Pegs Branch Mining Company
g) d/b/a Resource Energy Company
h) d/b/a Sheep Fork Mining Company
Kentucky
109.	Robinson-Phillips Coal Company (7) a) d/b/a Simron Fuel. Co. b) d/b/a Winston Coal Company	West Virginia
110.	Rockridge Coal Company (8)	West Virginia
111.	Roda Resources LLC (31)	Virginia
112.	Rostraver Energy Company(7)	Pennsylvania
113.	Rum Creek Coal Sales, Inc. (8)	West Virginia
114.	Russell Fork Coal Company (7)	West Virginia
115.	SC Coal Corporation (6)	Delaware
116.	Scarlet Development Company (6)	Pennsylvania
117.	Shannon-Pocahontas Coal Corporation (7)	West Virginia
118.	Shannon-Pocahontas Mining Company (23)(24)	West Virginia
119.	Shenandoah Capital Management Corp. (20)	West Virginia
120.
Sidney Coal Company, Inc. (1)
a) d/b/a Clean Energy Mining Company
b) d/b/a Freedom Energy Mining Company
c) d/b/a M3 Energy Mining Company
d) d/b/a Ora Mae Coal Company
e) d/b/a Pegs Branch Energy Mine
f) d/b/a Process Energy
g) d/b/a Rockhouse Energy Mining Company
h) d/b/a Solid Energy Mining Company
Kentucky
121.
 Spartan Mining Company (2)
 a) d/b/a Big M Transport
 b) d/b/a Black Knight Mining Company
 c) d/b/a Diamond Energy Mining Company
 d) d/b/a Guyandotte Energy
 e) d/b/a Mammoth Coal Company
 f) d/b/a Mass Transport Company
 g) d/b/a Poca 3
 h) d/b/a Spring Branch Mining Company
 i) d/b/a Trace Transport Company
 j) d/b/a Trail Mining Company
 k) d/b/a Victory Energy Mining Company
 l) d/b/a Victory Processing Company
West Virginia
122.	Stillhouse Mining LLC (30)	Virginia
123.	Stirrat Coal Company (2)	West Virginia
124.	Stone Mining Company (7)	Kentucky
125.	Support Mining Company (2) a) d/b/a Inman Coal	West Virginia

126.	Sycamore Fuels, Inc. (8)	West Virginia
127.	Talon Loadout Company (2)	West Virginia
128.	T.C.H. Coal Co. (7)	Kentucky
129.	Tennessee Consolidated Coal Company (3)	Tennessee
130.	Tennessee Energy Corp. (3)	Tennessee
131.	Thunder Mining Company (2)	West Virginia
132.	Town Creek Coal Company (7)	West Virginia
133.	Trace Creek Coal Company (7)	Pennsylvania
134.	Tucson Limited Liability Company (1)	West Virginia
135.	Vantage Mining Company (22)	Kentucky
136.	West Kentucky Energy Company (4)	Kentucky
137.	White Buck Coal Company (4) a) d/b/a Coal Mining Support Company	West Virginia
138.	Williams Mountain Coal Company (7) a) d/b/a Naoma Coal Company	West Virginia
139.	Winifrede Coal Corporation (29)	Virginia
140.	Wyomac Coal Company, Inc. (7) a) d/b/a Piney Creek Coal Company	West Virginia

(1)	Owned by A.T. Massey Coal Company, Inc.
(2)	Owned by Elk Run Coal Company, Inc.
(3)	Owned by Martin County Coal Corporation
(4)	Owned by Sidney Coal Company, Inc.
(5)	Owned by Nicholas Energy Company
(6)	Owned by Massey Coal Sales Company, Inc.
(7)	Owned by Long Fork Coal Company
(8)	Owned by Rawl Sales & Processing Co.
(9)	Owned by Performance Coal Company
(10)	Owned by Alex Energy, Inc.
(11)	Owned by Wyomac Coal Company, Inc.
(12)	Owned by Sycamore Fuels, Inc.
(13)	Owned by Knox Creek Coal Corporation
(14)	Owned by Green Valley Coal Company
(15)	Owned by Eagle Energy, Inc.
(16)	Owned by Boone East Development Co.
(17)	Owned by NICCO Corporation
(18)	Owned by Road Fork Development Company, Inc.
(19)	Owned by Peerless Eagle Coal Co.
(20)	Owned by Independence Coal Company, Inc.
(21)	Owned by Tennessee Consolidated Coal Co.
(22)	Owned by Rum Creek Coal Sales, Inc.
(23)	Owned by Shannon-Pocahontas Coal Corporation
(24)	Owned by Omar Mining Company
(25)	Owned by Massey Technology Investments, Inc.
(26)	Owned by Tennessee Energy Corp.
(27)	Owned by Coal Handling Solutions, LLC
(28)	Owned by Town Creek Coal Company
(29)	Owned by Cumberland Resources Corporation
(30)	Owned by Black Mountain Mining Corporation
(31)	Owned by JST Mining Company
(32)	Owned by Alliance Coal Corporation
(33)	Owned by JST Land Company
(34)	Owned by Massey Coal Services, Inc.